UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2010

iShares® COMEX® Gold Trust

(Exact name of registrant as specified in its charter)

New York	001-32418	81-6124036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 4, 2010, The Bank of New York Mellon (the “Trustee”) and JPMorgan Chase Bank, N.A., London Branch (“JPMorgan”), a custodian of the iShares® COMEX® Gold Trust (the “Trust”), under a custodian agreement (the “Custodian Agreement”) between the Trustee and JPMorgan, dated July 1, 2010, entered into an amendment to the Custodian Agreement (the “Amendment”) to assure that the account of the Trust has no more than 110 ounces of gold held in the Trust’s account at JPMorgan on an unallocated basis at the close of each business day of JPMorgan. A copy of the Amendment is filed herewith as Exhibit 10.1.

Similarly, The Bank of Nova Scotia, a Custodian of the Trust, has agreed to assure that the account of the Trust has no more than 110 ounces of gold held in the Trust’s account at The Bank of Nova Scotia on an unallocated basis at the close of each business day of The Bank of Nova Scotia.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Amendment to Custodian Agreement between the Trustee and JPMorgan, dated July 1, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2010

iShares® COMEX® Gold Trust*

By:	BlackRock Asset Management International Inc.

By:	/s/ Geoffrey D. Flynn
Name:	Geoffrey D. Flynn
Title:	Managing Director

By:	/s/ Raman Suri
Name:	Raman Suri
Title:	Managing Director

*	The registrant is a trust. The individual specified above is signing in his capacity as an officer and/or authorized signatory of BlackRock Asset Management International Inc., the sponsor of the trust.